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EXHIBIT 16 TO FORM 8-K




February 13, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated February 13, 2001, of Sheldahl, Inc., and are in agreement with the statements contained in the last sentence of the first paragraph and the second paragraph of Item 4 therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.


                                       /s/ Ernst & Young LLP